Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements (Nos. 333-139270, 333- 139269, 333-208414, 333-208416, 333-227856, 333-227857, and 333-274783) on Forms S-8 of America's Car-Mart, Inc. of our report dated June 25, 2024, relating to the financial statements and supplemental schedule of America's Car-Mart, Inc. 401(k) Plan, which appears in the Annual Report on Form 11-K of America's Car-Mart, Inc. 401(k) Plan for the year ended.

Tulsa, Oklahoma

June 25, 2024